Exhibit 99.1

Earnings Release

ALTICE USA REPORTS SECOND QUARTER 2023 RESULTS
Delivers Best Fiber Customer Growth Quarter, Ending Q2 at 250K Fiber Customers
Optimum Now the Nation’s Largest 8 Gig Internet Provider

NEW YORK (August 2, 2023) - Altice USA (NYSE: ATUS) today reports results for the second quarter ended June 30, 2023.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "I am pleased with the progress we are making as we act with discipline and focus to execute on our mission for Optimum to be the connectivity provider of choice across all the communities we serve. In the second quarter we achieved sustainable operational and financial improvements across the business, with significant achievements in our customer experience and field operations translating into higher customer satisfaction metrics and reduced call volume and service visits. Our focus on creating better experiences for our customers while driving down costs resulted in stronger broadband net add performance in the quarter compared to the prior year. Our best-in-class products and networks continued with the launch of our 8 Gig symmetrical Fiber Internet service, cementing Optimum as the nation’s largest 8 Gig internet provider. Our strategy to provide the best products, the best networks, and the best customer and employee experiences, through operational execution and financial discipline, is leading to better trends across the business, and I am optimistic that the achievements in the quarter are leading indicators of a return to sustainable broadband and cash flow growth."

Key Financial Highlights
•Total Revenue declined -5.6% YoY in Q2 2023 to $2.32 billion, including Residential revenue decline of -5.7% YoY, Business Services revenue decline of -1.9% YoY and News & Advertising revenue decline of -14.8% YoY.
•Net income attributable to stockholders was $78.3 million in Q2 2023 ($0.17/share on a diluted basis) compared to $106.2 million in Q2 2022 ($0.23/share on a diluted basis).
•Net cash flows from operating activities were $438.8 million in Q2 2023, compared to $676.3 million in Q2 2022.
•Adjusted EBITDA(1) declined -8.5% YoY in Q2 2023 to $921.7 million, with a margin of 39.7%.
•Cash capital expenditures of $473.4 million in Q2 2023 represented 20.4% of revenue (11.4% of revenue excluding fiber-to-the-home (FTTH) and new builds) and were down -2.4% YoY.
•Operating Free Cash Flow(1) decreased -14.1% YoY to $448.3 million in Q2 2023.
•Free Cash Flow (Deficit)(1) was ($34.6) million in Q2 2023.

Q2-23 Summary Financials	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Revenue	$2,324,274	$2,463,014	$4,618,252	$4,884,911
Net income attributable to Altice USA, Inc. stockholders	78,300	106,174	104,165	302,725
Adjusted EBITDA(1)	921,742	1,007,068	1,790,133	1,998,798
Capital Expenditures (cash)	473,445	485,126	1,056,342	877,497

Earnings Release

Earnings Release

Revenue Growth and Adjusted EBITDA Detail	Q2-23

Total Revenue YoY	(5.6)%

Residential Revenue(2) YoY	(5.7)%

Business Services Revenue YoY	(1.9)%
excluding Sprint early termination revenue(3)	(1.3)%
News & Advertising Revenue YoY	(14.8)%
excluding political revenue	(8.4)%

Adjusted EBITDA YoY	(8.5)%
Adjusted EBITDA Margin	39.7%

Key Operational Highlights
•Total Broadband Primary Service Units (PSUs): Quarterly broadband net losses were -37k in Q2 2023, compared to -39k broadband net losses in Q2 2022.
•Total Fiber Broadband PSUs: Quarterly Fiber (FTTH) broadband net additions were +40k in Q2 2023, our best quarter for fiber net adds. Fiber broadband net adds were driven by both higher fiber gross additions and increased migrations of existing customers. Total fiber broadband customers reached 250k as of the end of Q2 2023.
•Optimum Mobile has approximately 264k mobile lines as of the end of Q2 2023, adding +16k mobile net additions in Q2 2023 (+35k net additions excluding customers receiving free service(4)), reaching 5.8% penetration of the Company's total broadband customer base.
•Residential revenue(2) declined -5.7% YoY in Q2 2023 to $1.84 billion.
▪Residential revenue per customer relationship(5) declined -2.8% YoY in Q2 2023 to $137.44, mostly due to the loss of higher ARPU video customers.
•Business Services revenue of $364.7 million was down -1.9% YoY in Q2 2023. SMB / Other revenue was down -2.0% YoY in Q2 2023. Lightpath revenue was down -1.4% YoY in Q2 2023. Lightpath revenue decline is driven by Sprint early termination revenue(2) in the prior period of approximately $2.3 million; excluding this early termination revenue, Lightpath revenue would have grown +1.1% in Q2 2023.
•News and Advertising revenue was down -14.8% YoY to $113.5 million in Q2 2023, or down -8.4% excluding political revenue.

Earnings Release

Customer Metrics (in thousands, except per customer amounts)

	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23

Total Passings(6)	9,304.9	9,363.1	9,414.9	9,463.8	9,463.8	9,512.2	9,578.6
Total Passings additions	41.6	58.2	51.8	48.8	200.5	48.4	66.4

Total Customer Relationships(7)(8)
Residential	4,612.1	4,564.2	4,514.7	4,498.5	4,498.5	4,472.4	4,429.5
SMB	382.9	383.1	382.5	381.2	381.2	380.9	381.0
Total Unique Customer Relationships	4,995.0	4,947.3	4,897.2	4,879.7	4,879.7	4,853.3	4,810.5

Residential net additions (losses)	(20.7)	(47.9)	(49.5)	(16.2)	(134.3)	(26.1)	(42.9)
Business Services net additions (losses)	1.0	0.2	(0.6)	(1.3)	(0.7)	(0.3)	0.1
Total customer net additions (losses)	(19.8)	(47.7)	(50.1)	(17.5)	(135.0)	(26.4)	(42.7)

Residential PSUs
Broadband	4,373.2	4,333.6	4,290.6	4,282.9	4,282.9	4,263.7	4,227.0
Video	2,658.7	2,574.2	2,491.8	2,439.0	2,439.0	2,380.5	2,312.2
Telephony	1,951.5	1,886.9	1,818.9	1,764.1	1,764.1	1,703.5	1,640.8

Broadband net additions (losses)	(13.0)	(39.6)	(43.0)	(7.7)	(103.3)	(19.2)	(36.8)
Video net additions (losses)	(73.6)	(84.5)	(82.4)	(52.8)	(293.2)	(58.6)	(68.3)
Telephony net additions (losses)	(53.7)	(64.7)	(68.0)	(54.8)	(241.1)	(60.6)	(62.7)

Residential ARPU ($)(5)	139.00	141.36	139.24	135.86	138.83	135.32	137.44

SMB PSUs
Broadband	350.4	350.7	350.2	349.1	349.1	349.0	349.1
Video	102.6	101.0	99.1	97.3	97.3	95.3	93.7
Telephony	216.8	215.3	214.0	212.3	212.3	210.0	208.0

Broadband net additions (losses)	1.1	0.3	(0.5)	(1.1)	(0.2)	(0.1)	0.1
Video net additions (losses)	(1.6)	(1.6)	(1.9)	(1.8)	(6.9)	(2.0)	(1.6)
Telephony net additions (losses)	(2.0)	(1.6)	(1.3)	(1.7)	(6.5)	(2.3)	(2.0)

Total Mobile Lines
Mobile ending lines	198.3	231.3	236.1	240.3	240.3	247.9	264.2
Mobile ending lines excluding free service(4)	190.0	195.5	202.7	208.7	208.7	223.3	257.9

Mobile line net additions	11.9	33.0	4.8	4.1	53.8	7.6	16.3
Mobile line net additions ex-free service(4)	3.6	5.5	7.2	6.0	22.3	14.6	34.6

Fiber (FTTH) Customer Metrics (in thousands)

	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23
FTTH Total Passings(9)	1,316.6	1,587.1	1,908.2	2,158.7	2,158.7	2,373.0	2,659.5
FTTH Total Passing additions	145.7	270.4	321.2	250.5	987.8	214.2	286.6

FTTH Residential	80.4	103.7	134.2	170.0	170.0	207.2	245.9
FTTH SMB	0.6	0.7	1.2	1.7	1.7	2.7	3.9
FTTH Total customer relationships(10)	81.0	104.4	135.3	171.7	171.7	209.9	249.7

FTTH Residential net additions	11.1	23.3	30.5	35.8	100.7	37.2	38.6
FTTH SMB net additions	0.2	0.2	0.4	0.6	1.4	0.9	1.2
FTTH Total customer net additions	11.3	23.5	30.9	36.4	102.1	38.1	39.8

Earnings Release

Fiber Rollout, Multi-Gig Fiber Internet and Network Expansion Update
•Fiber (FTTH) rollout update: As of Q2 2023, the Company has 2.66 million FTTH passings, adding +287k new FTTH passings in the quarter.
•Launch of Optimum 8 Gbps (8 Gig) Symmetrical Fiber. Optimum 8 Gig Fiber is available to 1.7 million passings at the end of Q2 2023. Last year the Company also introduced both Optimum 5 Gbps (5 Gig) and 2 Gbps (2 Gig) Fiber Internet, with symmetrical data speeds up to 5 Gig and 2 Gig respectively in certain portions of its footprint. At the end of Q2 2023, 72% of the Company’s fiber passings in the Optimum East footprint had multi-Gig speeds available to them (1 Gig symmetric speeds are available to 100% of the Company's entire fiber footprint).
•1 Gbps (1 Gig) broadband or higher speed sell-in to all new customers, where 1 Gig or higher services are available, was 39% in Q2 2023. Approximately 21% of the Residential broadband customer base currently take 1 Gig or higher speeds, representing a significant growth opportunity for the Company.
•Broadband speeds taken on average have nearly doubled in the past three years to 421 Mbps in Q2 2023.
•Broadband-only customer usage averaged 619 GB per month in Q2 2023, which is 23% higher than the average usage of the entire customer base (501 GB per month).
•New build activity update: The Company has been accelerating the pace of its network edge-outs, adding +66k passings in Q2 2023 (+115k passings LTM). The Company continues to see strong momentum in growing customer penetration, typically reaching approximately 40% within a year of rollout in new-build areas.
Balance Sheet Review as of June 30, 2023
•Net debt for CSC Holdings, LLC Restricted Group was $23,150 million at the end of Q2 2023(11), representing net leverage of 6.8x Adjusted EBITDA on a last twelve month (LTM) basis. The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.1% as of the end of Q2 2023 and the weighted average life was 5.2 years. The Company expects to return to a leverage target of 4.5x to 5.0x net debt / Adjusted EBITDA on a Last 2 Quarters Annualized (L2QA) basis for its CSC Holdings, LLC debt silo over time.
•Net debt for Cablevision Lightpath LLC was $1,410 million at the end of Q2 2023(11), representing net leverage of 5.9x LTM. The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% as of the end of Q2 2023 and the weighted average life was 4.6 years.
•Consolidated net debt for Altice USA was $24,543 million(11), representing consolidated net leverage of 6.7x LTM.
Successful Pricing of New Senior Guaranteed Notes
In April 2023, CSC Holdings issued $1.0 billion in aggregate principal amount of senior guaranteed notes that bear interest at a rate of 11.250% and mature on May 15, 2028. The Company used the proceeds to repay outstanding borrowings drawn under the Revolving Credit Facility.

Shares Outstanding
As of June 30, 2023, the Company had 454,729,330 combined Class A and Class B shares outstanding.

Earnings Release

Altice USA Consolidated Operating Results (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Broadband	$965,865	$1,002,680	$1,922,910	$1,988,197
Video	775,138	841,549	1,545,739	1,683,436
Telephony	76,069	84,621	153,750	169,855
Mobile(6)	18,147	16,863	33,673	31,805
Residential revenue(6)	1,835,219	1,945,713	3,656,072	3,873,293
Business services and wholesale(6)	364,704	371,613	728,345	739,243
News and Advertising	113,465	133,250	212,202	247,925
Other(6)	10,886	12,438	21,633	24,450
Total revenue	2,324,274	2,463,014	4,618,252	4,884,911
Operating expenses:
Programming and other direct costs	762,280	819,011	1,533,999	1,647,804
Other operating expenses	656,128	673,464	1,307,373	1,315,370
Restructuring expense and other operating items	5,178	2,673	34,850	6,051
Depreciation and amortization (including impairments)	418,705	446,125	834,917	881,474
Operating income	481,983	521,741	907,113	1,034,212
Other income (expense):
Interest expense, net	(406,709)	(310,213)	(795,987)	(613,575)
Gain (loss) on investments, net	—	(325,601)	192,010	(476,374)
Gain (loss) on derivative contracts, net	—	219,114	(166,489)	320,188
Gain on interest rate swap contracts, net	61,165	39,868	46,736	163,015
Gain on extinguishment of debt and write-off of deferred financing costs	—	—	4,393	—
Other income (loss), net	(1,570)	2,521	8,635	4,951
Income before income taxes	134,869	147,430	196,411	432,417
Income tax expense	(48,725)	(33,890)	(79,097)	(116,736)
Net income	86,144	113,540	117,314	315,681
Net income attributable to noncontrolling interests	(7,844)	(7,366)	(13,149)	(12,956)
Net income attributable to Altice USA stockholders	$78,300	$106,174	$104,165	$302,725
Basic net income per share	$0.17	$0.23	$0.23	$0.67
Diluted net income per share	$0.17	$0.23	$0.23	$0.67
Basic weighted average common shares	454,688	453,230	454,687	453,230
Diluted weighted average common shares	454,688	453,230	455,139	453,230

Earnings Release

Altice USA Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$117,314	$315,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including impairments)	834,917	881,474
Loss (gain) on investments	(192,010)	476,374
Loss (gain) on derivative contracts, net	166,489	(320,188)
Gain on extinguishment of debt and write-off of deferred financing costs	(4,393)	—
Amortization of deferred financing costs and discounts (premiums) on indebtedness	18,359	41,150
Share-based compensation	13,253	77,061
Deferred income taxes	(113,402)	(57,720)
Decrease in right-of-use assets	22,925	22,139
Provision for doubtful accounts	43,946	36,839
Other	9,188	(321)
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(10,611)	(790)
Prepaid expenses and other assets	(58,842)	6,689
Amounts due from and due to affiliates	31,213	(6,057)
Accounts payable and accrued liabilities	(22,816)	(1,527)
Deferred revenue	6,649	(1,906)
Interest rate swap contracts	(6,492)	(192,344)
Net cash provided by operating activities	855,687	1,276,554
Cash flows from investing activities:
Capital expenditures	(1,056,342)	(877,497)
Other, net	(1,578)	(610)
Net cash used in investing activities	(1,057,920)	(878,107)
Cash flows from financing activities:
Proceeds from long-term debt	1,900,000	460,000
Repayment of debt	(1,739,493)	(758,861)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	38,902	—
Principal payments on finance lease obligations	(76,100)	(62,221)
Other, net	(7,974)	—
Net cash provided by (used in) financing activities	115,335	(361,082)
Net increase (decrease) in cash and cash equivalents	(86,898)	37,365
Effect of exchange rate changes on cash and cash equivalents	548	(110)
Net increase (decrease) in cash and cash equivalents	(86,350)	37,255
Cash, cash equivalents and restricted cash at beginning of year	305,751	195,975
Cash, cash equivalents and restricted cash at end of period	$219,401	$233,230

Earnings Release

Reconciliation of Non-GAAP Financial Measures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring expense and other operating items (such as significant legal settlements, contractual payments for terminated employees, and impairments).
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Operating Free Cash Flow (defined as Adjusted EBITDA less cash capital expenditures), and Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as indicators of the Company’s financial performance. We believe these measures are two of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although they may not be directly comparable to similar measures reported by other companies.

Earnings Release

Reconciliation of net income to Adjusted EBITDA and Operating Free Cash Flow (unaudited):
(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$86,144	$113,540	$117,314	$315,681
Income tax expense	48,725	33,890	79,097	116,736
Other loss (income), net	1,570	(2,521)	(8,635)	(4,951)
Gain on interest rate swap contracts, net	(61,165)	(39,868)	(46,736)	(163,015)
Loss (gain) on derivative contracts, net	—	(219,114)	166,489	(320,188)
Loss (gain) on investments	—	325,601	(192,010)	476,374
Gain on extinguishment of debt and write-off of deferred financing costs	—	—	(4,393)	—
Interest expense, net	406,709	310,213	795,987	613,575
Depreciation and amortization	418,705	446,125	834,917	881,474
Restructuring expense and other operating items	5,178	2,673	34,850	6,051
Share-based compensation	15,876	36,529	13,253	77,061
Adjusted EBITDA	921,742	1,007,068	1,790,133	1,998,798
Capital Expenditures (cash)	473,445	485,126	1,056,342	877,497
Operating Free Cash Flow	$448,297	$521,942	$733,791	$1,121,301

Reconciliation of net cash flow from operating activities to Free Cash Flow (unaudited):

Net cash flows from operating activities	$438,841	$676,335	$855,687	$1,276,554
Capital Expenditures (cash)	473,445	485,126	1,056,342	877,497
Free Cash Flow (Deficit)	$(34,604)	$191,209	$(200,655)	$399,057

Earnings Release

Consolidated Net Debt as of June 30, 2023(11)

CSC Holdings, LLC Restricted Group (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$825	SOFR+2.350%	2025(12)
Term Loan	1,528	L+2.250%(13)	2025
Term Loan B-3	524	L+2.250%(13)	2026
Term Loan B-5	2,903	L+2.500%(13)	2027
Term Loan B-6	1,997	SOFR+4.500%	2028(14)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	750	5.250%	2024
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,312
CSC Holdings, LLC Restricted Group Cash	(162)
CSC Holdings, LLC Restricted Group Net Debt	$23,150

CSC Holdings, LLC Restricted Group Undrawn RCF	$1,511

Cablevision Lightpath LLC (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$—	SOFR+3.360%	2025
Term Loan	585	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,450
Cablevision Lightpath Cash	(40)
Cablevision Lightpath Net Debt	$1,410

Cablevision Lightpath Undrawn RCF	$100

Earnings Release

Net Leverage Schedules as of June 30, 2023 (in $m)

	CSC Holdings Restricted Group(15)	Cablevision Lightpath LLC	CSC Holdings Consolidated(16)	Altice USA Consolidated

Gross Debt Consolidated(17)	$23,312	$1,450	$24,762	$24,762
Cash	(162)	(40)	(219)	(219)
Net Debt Consolidated(11)	$23,150	$1,410	$24,543	$24,543
LTM EBITDA	$3,413	$241	$3,658	$3,658
L2QA EBITDA	$3,338	$245	$3,580	$3,580
Net Leverage (LTM)	6.8x	5.9x	6.7x	6.7x
Net Leverage (L2QA)	6.9x	5.7x	6.9x	6.9x
WACD (%)	6.1%	5.4%	6.0%	6.0%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,694
Unamortized financing costs, discounts and fair value adjustments, net of unamortized premiums	68
Gross Debt Consolidated(17)	24,762
Finance leases and other notes	421
Total Debt	25,183
Cash	(219)
Net Debt	$24,964

Earnings Release

(1)See “Reconciliation of Non-GAAP Financial Measures” on page 7 of this release.
(2)Beginning in the second quarter of 2023, mobile service revenue previously included in mobile revenue is now separately reported in residential revenue and business services revenue. In addition, mobile equipment revenue previously included in mobile revenue is now included in other revenue. Prior period amounts have been revised to conform with this presentation.
(3)Excludes Sprint early termination revenue of $2.3m in Q2-22 and $0.0m in Q2-23.
(4)Reported ending mobile lines include lines receiving free service. Adjusted mobile lines exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(5)Residential ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships. ARPU amounts for prior periods have been adjusted to include mobile service revenue.
(6)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(7)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of the Company’s fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk Residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(8)Total Customer Relationship metrics do not include mobile-only customers.
(9)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(10)Represents number of households/businesses that receive at least one of the Company's fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(11)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(12)The CSC Holdings' revolving credit facility is due on the earlier of (i) July 13, 2027 and (ii) April 17, 2025 if, as of such date, any Term Loan borrowings are still outstanding, unless the Term Loan maturity date has been extended to a date falling after July 13, 2027.
(13)After June 30, 2023, these loans will use Synthetic USD LIBOR, calculated as Term SOFR plus a spread adjustment.
(14)The Term Loan B-6 that is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Term Loan B-5 are still outstanding, unless the Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(15)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(16)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(17)Principal amount of debt excluding finance leases and other notes and collateralized debt.
Numerical information is presented on a rounded basis using actual amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
Nick Brown: +1 917 589 9983 / nick.brown@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Communications
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.8 million residential and business customers across 21 states through its Optimum brand. The Company operates a4, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. Altice USA also offers hyper-local, national, international and business news through its News 12, Cheddar News and i24NEWS networks.

FORWARD-LOOKING STATEMENT
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, results of operations and liquidity; our strategy, objectives, prospects, service availability targets, customer penetration rates, capital expenditure plans, fiber deployment and network expansion and upgrade plans, and leverage targets; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.